                                                                   EXHIBIT 10.4

                     AMENDED AND RESTATED SUPPLY AGREEMENT

                             (OPTIVAX(R) COPOLYMER)

         This SUPPLY AGREEMENT is made and executed as of October 10, 1996, by and between CYTRX CORPORATION, a Delaware corporation ("CytRx"), and VAXCEL, INC., a Delaware Corporation ("Vaxcel").

                                    RECITALS

         WHEREAS, CytRx and Vaxcel have entered into an Optivax(TM) License Agreement amended and restated as of October 10, 1996 (the "License Agreement") whereby CytRx has granted to Vaxcel the exclusive worldwide right to market and distribute or to sublicense the marketing and distribution of products containing a certain Copolymer (as defined hereinafter) of CytRx, in accordance with the terms specified therein; and


         WHEREAS, Vaxcel wishes to have CytRx supply Vaxcel with its requirements for the Copolymer, which Vaxcel will use for purposes of the License Agreement, and CytRx is willing to supply such Copolymer to Vaxcel, subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

1.1 For purposes of this Agreement, the following terms shall have the corresponding meaning set forth below:

         "Copolymer" means the polyoxyethylene/polyoxypropylene copolymer designated as CRL-1005 in the License Agreement.

         "FDA" means the U.S. Food and Drug Administration, or any successor agency thereto.

         "FDA Standards" means the facility license requirements and the Good Manufacturing Practice regulations of the FDA applicable to the Copolymer or the Manufacturing Facility.

         "GMP Grade" means Copolymer that has been produced in accordance with Good Manufacturing Practice regulations as defined by the FDA.

         "Manufacturing Facility" means the manufacturing facility of CytRx, or any manufacturing facility of a third party licensed and engaged by CytRx to supply the Copolymer in accordance with Section 2.1.

         "Manufacturing Procedures" means (i) the CytRx manufacturing procedures used to make the Copolymer and (ii) the form of master batch record for the Copolymer.

         "Specifications" means the specifications for the Copolymer as agreed to by the parties and made a part of this Agreement as Exhibit A hereto. The specifications may be changed from time to time by mutual consent of the parties.

1.2 Capitalized terms not otherwise defined herein shall have the corresponding meaning specified in the License Agreement.


                                   ARTICLE II

                       MANUFACTURE AND SUPPLY OF PRODUCT

2.1 Supply of Copolymer. During the term of this Agreement, CytRx will supply or cause to be supplied to Vaxcel 100% of Vaxcel's direct requirements for the Copolymers as well as 100% of Vaxcel's indirect requirements for sublicensees, and Vaxcel will purchase all of its requirements for the Copolymer from CytRx. CytRx shall use reasonable efforts to ensure the supply of Copolymer to Vaxcel based on Vaxcel's production forecasts per section 2.2 of this Agreement. CytRx, at its discretion, may use a reputable, qualified third party to supply the Copolymer on its behalf. In such event, CytRx shall notify Vaxcel of the identity of such third party and CytRx shall be responsible at CytRx's expense for the qualification of and the performance of such third party. If CytRx or its licensed third party chemical manufacturer is unwilling or unable to supply the Copolymer, then Vaxcel and/or its sublicensees shall have the right to make or have made the Copolymer. In such instance, CytRx agrees to make appropriate manufacturing know how available to Vaxcel or its designee.

2.2 Production Forecasts. Vaxcel will deliver to CytRx, on the first day of each calendar quarter, a requirements forecast indicating Vaxcel's monthly requirements for quantities of the Copolymer during the twelve
         (12) months, beginning with the next calendar month. The specified quantities for the first four (4) months of each 12-month forecast shall be deemed a firm purchase commitment for such quantities and shall be documented by purchase order per section 2.3 of this Agreement. CytRx shall not accept any production forecasts from Vaxcel sublicensees.

2.3      Purchase Orders

                 (a) Vaxcel shall submit a purchase order for Copolymer at least 120 days prior to the shipment specified in the order. The purchase order shall constitute a firm commitment by Vaxcel to purchase the Copolymer.

                 (b) The parties understand the potential seasonal nature of requirements for the Copolymer. In order to ensure adequate lead time for significant increases in requirements, Vaxcel shall submit a firm commitment purchase order at least 210 days in advance of requesting shipment of Copolymer greater than 125% of the average monthly quantity shipped over the preceding twelve months.

                 (c)  All orders for Copolymer shall be ordered in full batches
                 from one of   the following Batch Categories:

                       "Small Pilot"                  X X X kilograms
                       "Large Pilot"                  greater than X kilograms
                       "Small Commercial"             greater than XX kilograms
                       "Large Commercial"             greater than XX kilograms

                 (d) CytRx shall from time to time provide Vaxcel with batch sizes available within each Batch Category. CytRx shall consult with Vaxcel prior to changing batch sizes.

2.4      Price.

                 (a) The Purchase Price ("Purchase Price") for quantities of Copolymer will be determined by Batch Category. Batch Category Purchase Prices as of January 1, 1995 is made part of this Agreement as Exhibit B hereto.

                 (b) The Purchase Price shall automatically be increased or decreased as of January 1 of each year based on the percentage change up or down in the Producer Price Index (PPI) as reported by the U.S. Department of Labor over the immediately preceding twelve months.("the PPI Change Percent"). The initial base year for this price adjustment shall be 1995.
                 The Purchase Price shall be adjusted as follows: The Purchase Price multiplied by the PPI Change Percent equals the amount of change in the Purchase Price ("the Adjustment Amount"). Where the PPI has increased, the Adjustment amount shall be added to the Purchase Price; where the PPI has decreased, the Adjustment Amount shall be subtracted from the Purchase Price





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



2.5      Payment

                 (a) CytRx shall invoice Vaxcel for the Purchase Price of the Copolymer when shipped. Each shipment of Copolymer shall constitute a separate sale obligating Vaxcel to pay therefor. Each CytRx invoice shall be due and payable within thirty (30) days after the date thereof. Payments received after the due date shall be subject to penalty for late payment accruing from the date of shipment at Prime Rate plus two percent calculated on the total invoice amount.

                 (b) All payments shall be made in legal currency of the United States of America, by corporate check to CytRx at the address specified in Section 5.3 hereof.

2.6      Shipping Requirements.

                 (a) CytRx will choose a commercially reasonable method of shipment and a carrier for each shipment of Copolymer unless Vaxcel has specified a particular method of shipment in its purchase order. Title and risk of loss, delay or damage in transit shall pass to Vaxcel upon delivery by CytRx of the Copolymer to a common carrier or other means of transport at the Manufacturing Facility. All purchase orders shall be designated FOB point of origin.

                 (b) If Vaxcel takes delivery at the Manufacturing Facility, title and risk of loss, delay or damage shall pass to Vaxcel upon actual delivery. Should Vaxcel request, and CytRx agree to storage by CytRx of Copolymer so delivered, such storage shall be at Vaxcel's expense.

                 (c) Vaxcel at its option may specify direct delivery by CytRx of all or part of a batch to a third party as designated by Vaxcel. All third party designated shipments shall have the full drop shipment address indicated on the purchase order.

                 (d) Vaxcel shall promptly reimburse CytRx in U.S. currency for the costs of insurance and freight with respect to the Copolymer, FOB the Manufacturing Facility. Vaxcel shall provide CytRx, on request, with properly completed exemption certificates for any tax from which Vaxcel claims exemption.

                 (e) Vaxcel shall be responsible for payment of any tariffs, customs duty or similar costs and fees associated with the shipment of Copolymer to Vaxcel or to a third party designated by Vaxcel.

                 (f) CytRx shall make reasonable efforts to deliver Copolymer as specified in the purchase order. However, any shipment by CytRx of Copolymer within the following variances shall constitute compliance by CytRx with the applicable purchase order requirements:

                          (i) the quantity in kilograms may vary by plus or minus 10% from the batch sizes specified on each purchase order; and

                          (ii) the delivery date may vary plus or minus 30 days from the date specified in the purchase order.

2.7 Warranties. CytRx warrants that each shipment of the Copolymer shall be manufactured, temporarily stored, packaged, labeled, and controlled by CytRx in accordance with the Specifications, the Manufacturing Procedures and applicable FDA Standards. EXCEPT AS SET FORTH IN THE PRECEDING SENTENCE, CYTRX MAKES NO EXPRESS OR IMPLIED WARRANTIES, STATUTORY OR OTHERWISE, CONCERNING THE PRODUCT. SPECIFICALLY, BUT WITHOUT LIMITING THE FOREGOING, CYTRX MAKES NO EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS (FOR A PARTICULAR PURPOSE OR OTHERWISE), QUALITY OR USEFULNESS OF THE PRODUCT. CYTRX SHALL IN NO EVENT BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES INCURRED BY VAXCEL.

2.8      Quality Assurance Requirements

                 (a) Concurrent with each shipment, CytRx will provide to Vaxcel a Certificate of Analysis that the Copolymer conforms to the Specifications.

                 (b) CytRx will provide Vaxcel with sufficient samples of each production run of the Copolymer as Vaxcel may reasonably request.

                 (c) CytRx will not modify the Specifications or any of the Manufacturing Procedures without obtaining the prior consent of Vaxcel, which consent shall not be unreasonably withheld, and/or appropriate regulatory authorities.

2.9      Testing and Rejection of the Copolymer.

                 (a) CytRx shall conduct the testing of the Copolymer before shipment using the validated analytical methodology specified in Exhibit C, and shall provide Vaxcel with a certification of the test results. Vaxcel may either accept the Copolymer based on the CytRx test results or may elect to test samples of the corresponding production run using the approved testing methodology per Exhibit C.

                 (b) Within 30 days after receipt of each shipment of Copolymer by CytRx, Vaxcel or its designee shall have the right to reject any shipment that fails to meet the applicable Specifications or FDA Standards. Vaxcel's right of rejection may be exercised by delivery of notice to CytRx within the 30 day period, identifying the rejected Copolymer by production lot number and stating the basis for rejection. If Vaxcel does not reject the shipment within 30 days, it will be deemed to have accepted the shipment. Upon the request of CytRx, Vaxcel shall furnish evidence of nonconformity of the shipment of Copolymer. If CytRx disagrees with Vaxcel's determination, the parties shall submit the dispute to a mutually acceptable laboratory for a binding determination of the conformity or nonconformity of the Copolymer. The nonprevailing party shall pay the costs and expenses of the laboratory tests. If Vaxcel properly rejects the Copolymer, Vaxcel shall receive a credit for any amounts already paid to CytRx for the rejected Copolymer against the Purchase Price for the next shipment of Copolymer accepted by Vaxcel, or shall be reimbursed for such payment with interest at the prevailing prime rate per annum at the option of CytRx. Vaxcel shall be responsible for the destruction of all rejected Copolymer (in compliance with applicable law) or the return of the shipment, at the expense of CytRx, at the discretion of CytRx.

                 (c) If Vaxcel or its designee rejects a shipment per section 2.9(b), at Vaxcel's request, CytRx shall use every reasonable effort to provide an equivalent quantity in a timely fashion to replace the batch in question until such time as a definitive disposition of the batch in question is forthcoming. The terms and conditions of this Agreement shall apply for this provisional quantity.

                 (d) Vaxcel shall be responsible for all stability testing of the Copolymer. If so requested by Vaxcel, CytRx shall pull samples of Copolymer for stability testing purposes, and shall ship such samples at Vaxcel's expense in accord with instructions from Vaxcel.

2.10 Record Keeping. CytRx will maintain the manufacturing, production and control records for the Copolymer for the periods required by applicable FDA Standards and, in any event, will provide Vaxcel the opportunity to take possession of such records before they are destroyed.

2.11 Regulatory Approvals. CytRx shall obtain and maintain any establishment license, facility license or other license, authorization or approval required by the FDA or any other federal, state or local governmental authority for the manufacture of the Copolymer as contemplated hereunder. Vaxcel shall reimburse CytRx for meeting any additional requirements imposed by international regulatory agencies.

2.12 Manufacturing Information. CytRx hereby grants Vaxcel permission to reference CytRx's Drug Manufacturing File (DMF) concerning the manufacture of the Copolymer as shall be required by Vaxcel to obtain regulatory approvals.

2.13 Compliance with Laws. Vaxcel and its sublicensees shall comply with all applicable laws in the manufacture of finished product using the Copolymer and in the promotion, marketing and sale of all such products.

2.14 Notification. Vaxcel shall notify CytRx of any adverse or unexpected results, or any potential government action relevant to the Copolymer.

                                  ARTICLE III

                              TERM AND TERMINATION

3.1 Term of the Agreement. The term of this Agreement shall begin as of the effective date hereof and shall end on the date of termination of the License Agreement, unless this Agreement is terminated earlier in accordance with the provisions of Sections 3.2 or 3.3 hereof.

3.2 Termination by CytRx. CytRx shall have the right to terminate this Agreement by giving written notice of termination, such termination effective with the giving of such notice, upon (i) failure of Vaxcel to pay any amount payable to CytRx that is continuing (30) calendar days after CytRx gives Vaxcel written notice of such non payment; or
         (ii) termination of the License Agreement by CytRx in accordance with its terms.

3.3 Termination by Either Party. This Agreement may be terminated by either party before expiration of its stated term, by giving written notice of termination, such termination effective upon the giving of such notice, as follows:

                 (a) breach by the other party of any covenant (other than a payment covenant covered by Section 3.2) or of any representation or warranty contained in this Agreement that is continuing sixty (60) calendar days after the non-breaching party gives the breaching party written notice of such breach; or

                 (b) the non-terminating party becomes insolvent, or voluntary or involuntary proceedings by or against the non-terminating party are instituted in bankruptcy or under any insolvency law, or a receiver or custodian is appointed for the non-terminating party, or proceedings are instituted by or against the non-terminating party for corporate reorganization or the dissolution of the non-terminating party, which proceedings, if involuntary, shall not have been dismissed within sixty
                 (60) days after the date of filing, or the non-terminating party makes an assignment for the benefit of creditors; or

                 (c) The cessation of operations by the non-terminating party (other than pursuant to a merger, reorganization or consolidation in which the non-terminating party is not the surviving corporation or a sale by the non-terminating party of all or substantially all of its assets); or

                 (d) the seizure or attachment of all or substantially all of the assets of the non-terminating party, in conjunction with any action against it by any third party, which seizure or attachment is not released within forty-five (45) days after such seizure or attachment and which is contested in good faith by the non-terminating party.

         Upon the occurrence of any Event of Default (as defined in the License Agreement), CytRx shall have the right to terminate this Agreement by giving written notice of termination, such termination to be effective with the giving of such notice.

         No exercise by CytRx of any right of termination will constitute a waiver of any right of CytRx for recovery of any moneys then due to it hereunder or any other right or remedy it may have by law or by this Agreement.

3.4 Survival. Notwithstanding the termination of this Agreement, however caused, Vaxcel's obligations to pay for Copolymer shipped prior the date of termination shall survive such termination until satisfied in full. In addition, Article IV and any other provisions required to interpret this Agreement shall survive the termination of this Agreement to the extent required for the full observation and performance of the surviving terms and rights and obligations of the parties arising prior to the termination hereof.


                                   ARTICLE IV

                                INDEMNIFICATION

4.1 Indemnification by CytRx. CytRx shall indemnify and hold harmless Vaxcel and its Affiliates, employees, officers, directors, stockholders and agents (a "Vaxcel Indemnified Party") from and against any and all liability, loss, damages, costs, or expenses (including reasonable attorneys' fees) which the Vaxcel Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with (i) the breach by CytRx of any covenant, representation or warranty contained in this Agreement, including without limitation, the breach of CytRx's warranty contained in
         Section 2.7 hereof (a "CytRx Liability"), or (ii) the enforcement by a Vaxcel Indemnified Party of any of the foregoing.

4.2 Indemnification by Vaxcel. Vaxcel shall indemnify and hold harmless CytRx and its Affiliates, employees, officers, directors, stockholders and agents (a "CytRx Indemnified Party") from and against any and all liability, loss, damages, costs, or expenses (including reasonable attorneys' fees) which the CytRx Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with (i) the breach by Vaxcel of any covenant, representation or warranty contained in this Agreement, (ii) the manufacturing, marketing, sale or distribution of products containing the Copolymer by Vaxcel or any person on behalf of Vaxcel, (iii) the use by any person of any product containing the Copolymer that was manufactured, marketed, sold or distributed by Vaxcel or any Affiliate or sublicensee of Vaxcel, or (iv) the successful enforcement by a CytRx Indemnified Party of any of the foregoing.

4.3 Additional Rights and Obligations. The rights and obligations of each party under this Article IV are in addition to any indemnification rights and obligations of the parties set forth in the License Agreement.

4.4 Certain Procedures. Either party shall, within 10 days of its notice of any claim or suit brought in connection with the Copolymer, notify in writing the other party of such claim or suit. Either party shall have the right at its own expense to participate in the defense of any claim or suit brought in connection with the Copolymer and the parties agree to coordinate their efforts in this regard.


                                   ARTICLE V

                                 MISCELLANEOUS

5.1 Representations of the Parties. Each party represents and warrants to the other party that this Agreement has been duly authorized, executed and delivered and that the performance of its obligations under this Agreement does not conflict with any order, law, rule or regulation or any agreement or understanding by which such party is bound.

5.2 Force Majeure. Failure of CytRx to make, or Vaxcel to take, any one or more deliveries when due, if caused by fire, storms, floods, strikes, lockouts, accidents, war, riots or civil commotions, inability to obtain railroad cars or raw materials, embargoes, any State or Federal regulation, law, or restriction, seizure or acquisition of Copolymer by the Government of the United States or of any state, or of any agency thereof or by reason of any compliance with a demand or request for such product for any purpose for national defense, or any other cause or contingency beyond the reasonable control of said party (whether or not of the same kind or nature as the causes or contingencies above enumerated) shall not subject the party so failing to any liability to the other, and the total contract quantity shall be reduced to the extent of the deliveries so omitted.

5.3 Notices. Any notice or other communication required or permitted to be made or given to either party hereto pursuant to this Agreement shall be sufficiently made or given if sent to such party by either telecopy transmission or certified or registered first class mail, postage prepaid, return receipt requested addressed to it as follows:





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         If to CytRx:

                 CytRx Corporation
                 154 Technology Parkway
                 Norcross, GA   30092
                 FAX No. (770) 448-3357

                 Attention:  Vice President, Finance

         with a copy to:

                 Alston & Bird
                 One Atlantic Center
                 1201 West Peachtree Street
                 Atlanta, Georgia 30309-3424
                 FAX No. (404) 881-7777

                 Attention:  George M. Maxwell, Jr.

         If to Vaxcel:

                 Vaxcel Corporation
                 154 Technology Parkway
                 Norcross, GA   30092
                 FAX No. (770) 453-0194

                 Attention:  President

         or to such other address as either party shall designate by written notice, similarly given, to the other party. Any notice if given or made by certified or registered first class mail letter, return receipt requested, shall be deemed to have been received on the earlier of the date actually received and the date three (3) days after the same was posted (and in proving such it shall be sufficient to prove that the envelope containing the same was properly addressed and posted as aforesaid) and if given or made by telecopy transmission shall be deemed to have been received at the time of dispatch, unless such date of deemed receipt is not a business day, in which case the date of deemed receipt shall be the next succeeding business day.

5.4 Entire Agreement; Amendment. This Agreement, together with the Exhibits annexed hereto sets forth and constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes any and all prior agreements, understandings, promises, and representations made by either party to the other concerning the subject matter hereof and the terms applicable hereto. This Agreement may not be released, discharged, amended or modified in any

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         manner except by an instrument in writing signed by duly authorized representatives of Vaxcel and CytRx.

5.5 Parties Independent. In making and performing this Agreement, the parties act and shall act at all times as independent entities and nothing contained in this Agreement shall be construed or implied to create an agency, partnership or employer and employee relationship between Vaxcel and CytRx. Except as specifically provided herein, at no time shall either party make commitments or incur any charges or expenses for or in the name of the other party.

5.6 Governing Law. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of Delaware.

5.7 Waivers. The failure of either party to insist, in any one or more instances, upon the performance of any of the terms, covenants or conditions of this Agreement and to exercise any right hereunder, shall not be construed as a waiver or relinquishment of the future performance of any such term, covenant or condition or the future exercise of such right, but the obligations of the other party with respect to such future performance shall continue in full force and effect.

5.8 Headings. The headings of the articles, sections and paragraphs used in this Agreement are included for convenience only and are not to be used in construing or interpreting this Agreement.

5.9 Assignability. This Agreement shall not be assignable by either party without the prior written consent of the other party, except that such consent is not required in connection with the assignment of either party's rights or obligations hereunder to an Affiliate thereof.

5.10 Effect of Invalidity of Certain Provisions. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement.

5.11 Counterparts. This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original as against either party whose signature appears thereon, but all of which together shall constitute but one and the same instrument.

5.12 Additional Copolymers. If Vaxcel requests CytRx to synthesize and supply a copolymer(s) different than CRL-1005 (including CRL-1005 synthesized by SCF process) in the Field as defined in the License Agreement, CytRx will offer to supply such copolymer(s) to Vaxcel upon terms substantially similar to those set forth in this Agreement if they are substantially similar in structure and require similar manufacturing procedures with similar cost. In the event the cost of CytRx supplying such copolymer(s) to Vaxcel is not similar to CRL-1005 or involves other manufacturing processes (such as SCF), the parties will negotiate a revised Purchase Price and all other terms of this Agreement will remain substantially unchanged. Quantities of such copolymer(s) for initial evaluation and testing shall be subject to increased costs for experimental synthesis, development, scale-up, and documentation of manufacturing processes.

5.13 Agreement not to Solicit. Vaxcel agrees that during the term of this Agreement and for a period of five years following the termination of the Agreement that it will not, either directly or indirectly, on Vaxcel's behalf or on behalf of others, solicit or attempt to solicit for the purpose of being employed any person then employed in chemical synthesis or manufacturing by CytRx or its Affiliates, whether or not employment of any such person is pursuant to a written agreement, for a determined period or at will.

5.14     Confidentiality.
                 (a) Vaxcel agrees that during the term of this Agreement and for a period of five years following the termination of the Agreement to keep all technical information regarding the Copolymer in trust and confidence and not to disclose to others, nor to use for any purpose other than that specifically outlined in this Agreement and the License Agreement. This agreement of confidentiality includes information received in writing or verbally, whether received intentionally or unintentionally, during the course of Vaxcel's business with CytRx, its Affiliates, or its third party subcontractors.

                 (b) CytRx agrees that during the term of this Agreement and for a period of five years following the termination of the Agreement to keep all information gained in administering the Agreement in trust and confidence and not to disclose to others, nor to use for any purpose other than that specifically outlined in this Agreement and the License Agreement. This agreement of confidentiality includes information received in writing or verbally, whether received intentionally or unintentionally, during the course of CytRx's business with Vaxcel, its Affiliates, or its sublicensees.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

VAXCEL, INC.                               CYTRX CORPORATION


By  /s/ PAUL J. WILSON                     By  /s/ JACK J. LUCHESE
  --------------------------                 -----------------------------
    Paul J. Wilson                             Jack J. Luchese
    President and CEO                          President and CEO

                                   EXHIBIT A
                     SPECIFICATIONS FOR COPOLYMER CRL-1005


POE-POP-POE block copolymer 1305, CRL-1005, is a clear, colorless to slightly yellow viscous liquid.

Names: POE-POP-POE block copolymer 311
       CRL-1005
       Oxirane, methyl-, polymer with oxirane


       alpha-Hydro-omega-hydroxy-poly(oxyethylene)a-poly(oxypropylene)b-poly
       (oxyethylene)a block copolymer

Empirical formula:

H-(C2H4O)a-(C3H6O)b-(C2H4O)2-OH
        in which a = 9 plus/minus 1. and b = 216 plus/minus 27 (based on peak
        MW)

Molecular Mass:

        Peak MW     13.300 plus/minus 1.700 daltons
        Wt. Avg. MW 11.100 plus/minus 1.300 daltons

CAS #: 9003-11-6

                                   EXHIBIT B
                   PURCHASE PRICE FOR QUANTITIES OF COPOLYMER
                             AS OF JANUARY 1, 1995





                 BATCH CATEGORY                            PRICE PER KILOGRAM*
                 --------------                            -------------------
                 "Small Pilot"              (XXXXX kg)             $XXXXXX
                  -----------

                 "Large Pilot"              (XXXXXX kg)            $XXXXXX
                  ------------

                 "Small Commercial"        (XXXXXXX kg)            $XXXXXX
                  ----------------

                 "Large Commercial"        (XXXX kg)               $XXXXXX
                  ----------------




* Prices are FOB Manufacturing Facility and specifically exclude freight, insurance, customs fees, etc.

                                   EXHIBIT C

                             VALIDATION OF CRL-1005

Specifications and Acceptance Limits

Specification                           Acceptance limits                               Analytical method
-----------------------------------------------------------------------------------------------------------------------------
Appearance                              Clear, colorless to slightly yellow,            Visual observation
                                        viscous liquid

Identification                          Conforms to FTTR spectrogram of                 FTTR method LM56
                                        standard by visual comparison

Molecular weight:                                                                       GPC method LM34
        Peak                            13.300 plus/minus 1.700 daltons
        Weight average                  11.100 plus/minus 1.300 daltons
        Less than 7000 dalton           NMT 25%

Weight % poly(oxyethylene)              *NLT 5% and NMT 7%                              (1)H-NMR per NF monograph
                                                                                        (poloxamer)
Unsaturation                            NMT 0.10 mEq/gm                                 Titration method LM41

Volatile organic impurities:
        benzene                         NMT 100 ppm                                     GC Method LM61
        chloroform                      NMT 50 ppm
        methylene chloride              NMT 100 ppm
        trichloroethylene               NMT 100 ppm
        1,4-dioxane                     NMT 5 ppm
        ethylene oxide                  NMT 5 ppm
        propylene oxide                 NMT 5 ppm
        ethylene glycol                 Report result                                   GC Method LM60-2
        propylene glycol                Report result

pH of 2.5% aqueous soln.                NLT 4.0 and NMT 7.0                             CytRx method LM67
at 2 plus/minus 2 degrees C

XXXXXXX XXXXXXX                         XXX XX XXX                                      XXXXXXXXX XXXX XXXXXX
                                                                                        XXXXXX XXXXXX XXXXXXXXXXX

Heavy metals                            NMT 0.002%                                      NF monograph (poloxamer)

Cloud Point                             NLT 4.0 degrees C and NMT 7.0 degrees C         CvtRx method LM47-2
----------------------------------------------------------------------------------------------------------------------------
NLT = not less than. NMT = not more than

Storage

Store at 2 to 8 degrees C in a tightly closed container under a blanket of Nitrogen or Argon gas.
